NO SALE OR TRANSFER OF THIS WARRANT OR THE SECURITIES  UNDERLYING THIS
     WARRANT MAY BE MADE UNTIL THE EFFECTIVENESS OF A REGISTRATION STATEMENT OR OF A POST-EFFECTIVE AMENDMENT THERETO UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), COVERING THIS WARRANT OR THE SECURITIES UNDERLYING THIS WARRANT, OR UNTIL THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT. TRANSFER OF THIS WARRANT IS RESTRICTED UNDER PARAGRAPH 2 BELOW.


                               WARRANT TO PURCHASE
                                  COMMON STOCK


                           SENESCO TECHNOLOGIES, INC.
                            (a Delaware corporation)


                             Dated: October 2, 2000


          THIS  CERTIFIES  THAT,  for  value  received,  Fahnestock  & Co.  Inc.
("Fahnestock") or its registered assigns (Fahnestock and any such registered assign, a "Holder") is the owner of this warrant (this "Warrant") to purchase from Senesco Technologies, Inc., a Delaware corporation (the "Company"), during the Exercise Period (as defined below) and at the exercise price of $3.1875 per share, as adjusted from time to time as provided in paragraph 5 of this Warrant (the "Warrant Price"), 30,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock").

          1.   Exercise of the Warrant.
               -----------------------

               (a) The rights represented by this Warrant shall be exercisable at the Warrant Price and during the period from the date hereof through the fifth anniversary of the date hereof, ("the Exercise Period") upon the terms and subject to the conditions as set forth herein.

               (b) The rights represented by this Warrant may be exercised at any time within the Exercise Period, in whole or in part (but not as to a fractional share of Common Stock), by (i) the surrender of this Warrant (with a purchase form properly executed in the form attached as Exhibit A the ("Purchase Form")) at the principal executive office of the Company or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company (a "Designated Office"); and (ii) payment to the Company of the Warrant Price then in effect for the number of shares of Common Stock specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any, and in the manner specified in such purchase form, which payment shall be (A) in cash or by bank check for all shares of Common Stock purchased upon such exercise, or (B) through a "cashless" or "net-issue" exercise ("Cashless Exercise"); the Holder shall exchange this Warrant subject to a Cashless Exercise for that number of shares of Common Stock determined by multiplying the number of such shares as to which this Warrant is then exercised by a fraction, the numerator of which shall be the difference between (x) the Market Price (as defined in Paragraph 1(d) hereof) and (y) the Warrant Price (as defined in on the face of this Warrant) and the denominator of which shall be the Market Price; such purchase form shall set forth the calculation upon which the Cashless Exercise is based, or (C) a combination of (A) and (B) above; and (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by the provisions of the Registration Rights Agreement referred to in Paragraph 2(a) hereof applicable to the Holder of this Warrant. If such person is not the Holder exercising this Warrant, the transfer to such person shall comply with paragraph 2 hereof. This Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date this Warrant (with a properly executed Purchase Form) is surrendered and payment is made in accordance with the foregoing provisions of this Paragraph 1, and the person or persons in whose name or names the certificates for the Common Stock shall be issuable upon such exercise shall become the Holder or Holders of record of such Common Stock at that time and date. The Common Stock so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten business days, after the rights represented by this Warrant shall have been so exercised.

               (c) If this Warrant is exercised in part, the Company shall promptly execute and return to the exercising Holder a Warrant registered in the name of such Holder evidencing the right to purchase the number of shares of Common Stock as to which this Warrant shall not have been exercised and otherwise with the same terms as the surrendered Warrant.

               (d) For the sole purpose of determining the number of shares issued upon a Cashless Exercise, Market Price means, as of any date, the value of Common Stock determined as follows:

                    (i) If the Common Stock is listed on any established stock exchange or a national market system, including the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System ("Nasdaq") National Market, or Nasdaq SmallCap market, or NASD OTC Bulletin Board, its Market Price shall be the closing sales price for such stock on the last trading day prior to the Company's receipt of the Warrant and Purchase Form

(the "Market Closing Date"), or if no closing sales price is reported, it shall be the average of the highest reported bid and lowest reported ask price, as reported or quoted on such exchange or such system on the Market Closing Date; or

                    (ii) In the absence of an established market, or if the Common Stock is not listed on any exchange or quotation system, the Market Price shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by its Board of Directors (and promptly upon any request therefore by the Holder).

          2.   Restrictions on Transfer.
               ------------------------

               (a) By receipt of this Warrant, by its execution and by its exercise in whole or in part, Holder represents to the Company the following:

                    (i) Holder understands that this Warrant and any shares of Common Stock purchased upon its exercise (collectively, the "Securities") are securities, the issuance of which requires compliance with federal and state securities laws, including the Act.

                    (ii) Holder is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Holder is acquiring these securities for investment only for Holder's own account and for possible transfers to employees of Fahnestock consistent with Section 2(a)(iii) below and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Act.

                    (iii) Holder acknowledges and understands that the securities constitute "restricted securities" under the Act and must be held indefinitely unless they are subsequently registered under the Act (the Company and Fahnestock having entered into a Registration Rights Agreement of even date herewith with respect to the rights of the Holder to have the underlying Common Stock registered for resale in certain events) or an exemption from such registration is available. Holder understands that this Warrant is, and the certificate evidencing the shares of Common Stock issued upon exercise of this Warrant will be, imprinted with a legend which prohibits the transfer of the applicable Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and may bear any other legend required under applicable state securities laws.

                    (iv) Holder is familiar with the provisions of Rule 144, promulgated under the Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 144 requires, among other things: (1) the availability of certain public information about the Company; (2) the resale occurring not earlier than the time period prescribed by Rule 144 after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and (3) in the case of an affiliate, or of a non-affiliate who has held the securities less than the time period prescribed by Rule 144, the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

               (b) A transfer of this Warrant in compliance with the foregoing may be made by presenting this Warrant accompanied by a Transfer Form in the form of Exhibit B hereto, properly executed, at the principal executive office of the Company or other Designated Office, in exchange for which the Company will promptly issue a Warrant registered in the name of the transferee with the same terms as the presented Warrant.

          3.   Covenants of the Company.
               ------------------------

               (a) The Company covenants and agrees that all Common Stock issuable upon the exercise of this Warrant will, upon issuance thereof and payment therefor in accordance with the terms hereof, be duly and validly issued, fully paid and nonassessable and no personal liability will attach to the Holder thereof by reason of being such a Holder, other than as set forth herein.

               (b) The Company covenants and agrees that during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

          4.   No Rights as Stockholder.  This  Warrant shall  not  entitle  the
               ------------------------
Holder to any voting rights or other rights as a stockholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

          5.  Adjustments of Warrant Price and Number of Shares of Common Stock.
              ------------------------------------------------------------------

               (a) Subdivision and Combination. In case the Company shall at any
                   ---------------------------
time after the date hereof subdivide or combine the outstanding shares of Common Stock, the Warrant Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

               (b) Adjustment in Number of Shares.  Upon each  adjustment of the
                   ------------------------------
Warrant Price pursuant to the provisions of this Paragraph 5, the number of shares of Common Stock issuable upon the exercise of the Warrant shall be adjusted to the nearest full whole number by multiplying a number equal to the Warrant Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of the Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Warrant Price.

               (c) Reclassification, Consolidation, Merger, etc.  In case of any
                   ---------------------------------------------
reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holder shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the shares of

Common Stock underlying the Warrant immediately prior to any such events at a price equal to the product of (x) the number of shares issuable upon exercise of the Warrant and (y) the Warrant Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised the Warrant.

               (d)  Redemption  of  Warrant.  Notwithstanding  anything  to  the
                    -----------------------
contrary contained in this Agreement or elsewhere, the Warrant cannot be redeemed by the Company under any circumstances.

               (e) Dividends and Other Distributions with Respect to Outstanding
                   -------------------------------------------------------------
Securities.  In the  event  that the  Company  shall at any time  after the date
----------
hereof and prior to the exercise and expiration of the Warrant declare a dividend (other than a dividend consisting solely of shares of Common Stock or a cash dividend or distribution payable out of current or retained earnings) or otherwise distribute to the Holders of Common Stock any monies, assets, property, rights, evidences of indebtedness, securities (other than such a cash dividend or distribution or dividend consisting solely of shares of Common Stock), whether issued by the Company or by another person or entity, or any other thing of value, the Holders of the unexercised Warrant shall thereafter be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise thereof, to receive, upon the exercise of such Warrant, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Holders were the owners of the shares of Common Stock underlying the Warrant. At the time of and as a condition precedent to any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Paragraph 5(e).

               (f)  Subscription  Rights  for  Shares of  Common  Stock or Other
                    ------------------------------------------------------------
Securities. In case the Company or an affiliate of the Company shall at any time
----------
after the date hereof and prior to the exercise of the Warrant in full issue any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the holders of Common Stock, the Holders of the unexercised Warrant shall be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise of the Warrant, to receive such rights at the time such rights are distributed to the other stockholders of the Company but only to the extent of the number of shares of Common Stock, if any, for which the Warrant remains exercisable.

               (g)  Certain Notice Requirements. (i) If at any time prior to the
                    ---------------------------
expiration of this Warrant and its exercise, any of the events described in this Paragraph 5 shall occur, then, in each of said events, the Company shall give written notice of such event at least ten (10) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be.

                    (ii) The Company shall be required to give the notice described in this Paragraph 5 upon one or more of the following events:

                         (A) if the  Company  shall  declare  a  record  date to
identify the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                         (B) the  Company  shall offer to all the holders of its
Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                         (C) a  dissolution,  liquidation  or  winding up of the
Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed; or

                         (D) a  merger  or  consolidation  referred  to in  this
Paragraph 5.

                    (iii) The Company shall, promptly after the Board of Directors has determined that an event requiring a change in the Warrant Price has occurred, send notice to the Holder of such event and change. Such notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company's Chief Executive Officer and Chief Financial Officer.

               (h)  Computations.  The Company may retain a firm of  independent
                    ------------
public accountants (who may be any such firm regularly employed by the Company) to make any computation required under this Paragraph 5, and any certificate setting forth such computation signed by such firm shall be conclusive evidence of the correctness of any computation made under this Paragraph 5.

          6.   Fractional Shares.
               -----------------

               (a) The Company shall not be required to issue fractions of shares of Common Stock or fractional Warrants on the exercise of this Warrant; provided, however, that if the Holder exercises this Warrant, any fractional shares of Common Stock shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock.

               (b) The Holder of this Warrant, by acceptance hereof, expressly waives his right to receive any fractional share of Common Stock or fractional Warrant upon exercise of this Warrant.

          7.   Miscellaneous.
               -------------

               (a) This Warrant shall be governed by and in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof.

               (b) All notices, requests, consents and other communications hereunder shall be made in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested: (i) if to a Holder, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company as follows:

               Senesco Technologies, Inc.
               34 Chambers Street
               Princeton,  NJ 08542
               Attn: Steven Katz, President
               Tel. No.: (609) 252-0680
               Fax. No. (609) 252-0049

               with a copy to:

               Hale and Dorr LLP
               214 Carnegie Center
               3rd Floor
               Princeton, NJ  08540
               Attn:  Emilio Ragosa, Esq.
               Tel. No.:  (609) 750-7600
               Fax. No.   (609) 750-7700
or such other address as the Company may notify to the Holder of this Warrant at this time.

               (c) All the covenants and provisions of this Warrant by or for the benefit of the Company and the Holders shall bind and inure to the benefit of their respective successors and assigns hereunder.

               (d) Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and any registered Holder or Holders, any legal or equitable right, and this Warrant shall be for the sole and exclusive benefit of the Company and any Holder or Holders.


                                * * * * * * *

            IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and to be dated as of October 2, 2000.

                                    SENESCO TECHNOLOGIES, INC.



                                    By:
                                        --------------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT A
                                                                       ---------

PURCHASE FORM
-------------



      (To be signed only upon exercise of the Warrant)

            The undersigned, the Holder of the foregoing Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant
for,  and to  purchase  thereunder,          shares of Common  Stock of  Senesco
                                    --------
Technologies,  Inc. and herewith makes payment of $           therefor and/or in
                                                   ----------
the form of Cashless Exercise as to such shares and requests that the certificates for Common Stock be issued in the name(s) of, and delivered to whose addresses is (are)
---------------------------------                          ---------------------
                                     and  whose  social   security  or  taxpayer
-----------------------------------
identification number(s) is (are)             .
                                 -------------

Dated:
       --------------------------


                                    ----------------------------
                                           (Name of Holder)


                                    ----------------------------
                                                Address


                                    ----------------------------
                                               Telephone



---------------
      Signature must conform in all respects to name of registered Holder.

                                                                       EXHIBIT B
                                                                       ---------

TRANSFER FORM
-------------



      (To be signed only upon transfer of the Warrant)


            For value  received,  the  undersigned  hereby sells,  assigns,  and
transfers unto                            the right to purchase shares of Common
               --------------------------
Stock of Senesco Technologies,  Inc. represented by the foregoing Warrant to the
extent of           shares of Common Stock, and appoints                       ,
          ---------                                      ----------------------
attorney to transfer such rights on the books of Senesco Technologies, Inc., with full power of substitution in the premises.


Dated:
      -----------------------


                                    ----------------------------
                                           (Name of Holder)


                                    ----------------------------
                                                Address


                                    ----------------------------
                                               Telephone


                                    In the presence of:

                                    -----------------------------


                                    -----------------------------